UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

On June 25, 2015, Trinseo S.A. (the “Company”) held its Annual General Meeting of Shareholders (the “General Meeting”) pursuant to notice duly given. A total of 48,267,504 ordinary shares were present or represented by proxy, which accounted for approximately 98.87% of the shares entitled to vote at the General Meeting. The Company’s shareholders voted on the following nine proposals and cast their votes as set forth below.

Proposal One: The Election of Three Class I Directors

The Company’s shareholders approved the election of the Company’s Class I Director nominees by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
1. Jeffrey J. Cote	43,995,217	2,575,514	14,216	1,682,557
2. Pierre-Marie De Leener	43,995,217	2,575,514	14,216	1,682,557
3. Michel G. Plantevin	43,995,217	2,575,514	14,216	1,682,557

Proposal Two:  The Ratification of Donald T. Misheff’s appointment as a Class III Director

The Company’s shareholders ratified the appointment of Mr. Misheff as a Class III Director by the votes set forth in the table below:

For	46,544,170
Against	40,777
Abstain	0
Broker Non-Votes	1,682,557

Proposal Three:  The Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation.

The Company’s shareholders approved on an advisory basis the compensation paid to the Company’s named executive officers in 2014 and described in its proxy statement by the votes set forth in the table below:

For	46,242,764
Against	340,632
Abstain	1,551
Broker Non-Votes	1,682,557

Proposal Four:  The Approval, on an Advisory Basis, of the Frequency of the Company’s Future Say-on-Pay Votes

The Company’s shareholders approved on an advisory basis an annual say-on-pay vote by the votes set forth in the table below:

For	46,580,162
Against	3,234
Abstain	1,551
Broker Non-Votes	1,682,557

The Company will hold its say-on-pay vote annually.

Proposal Five:  Approval of the Company’s Luxembourg Statutory Accounts

The Company’s shareholders approved the Luxembourg Statutory Accounts as of and for the year ended December 31, 2014, showing total assets of $486.8 million and a loss for the year then ended of $12.8 million by the votes set forth in the table below:

For	46,570,571
Against	160
Abstain	14,216
Broker Non-Votes	1,682,557

Proposal Six: Approval of the Allocation of the Results of the Financial Year Ended December 31, 2014

The Company’s shareholders approved that the $12.8 million loss for the year ended December 31, 2014 carry forward to the following year by the votes set forth in the table below:

For	48,198,844
Against	1,922
Abstain	66,738

Proposal Seven: Approval of the Granting of Discharge to the Directors and Independent Auditor for the Performance of their Respective Duties During the Year Ended December 31, 2014

The Company’s shareholders approved the granting of discharge to the directors and independent auditor for the performance of their duties during the year ended December 31, 2014 by the votes set forth in the table below:

For	46,583,061
Against	585
Abstain	1,301
Broker Non-Votes	1,682,557

Proposal Eight: Appointment of the Company’s Independent Auditor for All Statutory Accounts

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers Société coopérative to be the Company’s independent auditor for all statutory accounts required under Luxembourg law for the year ended December 31, 2015 by the votes set forth in the table below:

For	48,188,980
Against	76,712
Abstain	1,812

Proposal Nine: Appointment of the Company’s Independent Registered Account Firm

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered accounting firm for the year ended December 31, 2015 by the votes set forth in the table below:

For	48,188,980
Against	76,712
Abstain	1,812

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, & Corporate Secretary
Date: June 29, 2015